UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2005

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At the Annual Meeting of Stockholders of Inspire Pharmaceuticals, Inc. (“Inspire”) held on June 10, 2005, the stockholders of Inspire approved the Inspire Pharmaceuticals, Inc. 2005 Equity Compensation Plan (the “2005 Plan”). A description of the 2005 Plan is set forth below.

Introduction

The 2005 Plan will provide Inspire’s employees, non-employee directors, consultants and advisors with the opportunity to receive grants of nonqualified stock options, stock awards, and stock appreciation rights related to its stock. Employees may also receive grants of incentive stock options. Unless terminated earlier by the Board of Directors or extended with stockholder approval, the 2005 Plan will terminate on June 10, 2015. The purpose of the 2005 Plan is to give participants an ownership interest in Inspire and to create an incentive for them to contribute to its growth, thereby benefiting Inspire’s stockholders, and aligning the economic interests of the participants with those of Inspire’s stockholders.

Administration

The 2005 Plan will be administered by the Compensation Committee of the Board of Directors or its delegate. The Compensation Committee consists of at least two or more directors who are not employees. The Compensation Committee has the authority to determine the individuals to whom grants will be made under the 2005 Plan, to determine the type, size, and terms of any grants made, to determine when grants will be made and the duration of any applicable exercise or restriction period, and to deal with any other matters arising under the 2005 Plan. The Compensation Committee also has the power and authority to administer and interpret the 2005 Plan. The Compensation Committee’s determinations relating to the interpretation and operation of the 2005 Plan will be conclusive and binding. In no event may the Compensation Committee (i) amend a stock option to reduce the exercise price; (ii) substitute a stock option for another stock option with a lower exercise price; (iii) cancel a stock option and issue a new stock option with a lower exercise price to the same holder within six months following the date of the cancellation; or (iv) cancel an outstanding stock option with an exercise price below the stock’s fair market value for the purpose of granting a replacement equity award of a different type within six months following the date of the cancellation.

Shares Subject to the 2005 Plan

The 2005 Plan authorizes the issuance of 3,000,000 shares of common stock pursuant to any form of grant. Of such shares, a maximum of 250,000 shares may be issued under stock awards. The maximum number of shares that may be subject to grants made to any individual under the 2005 Plan during any calendar year is 300,000 shares. If any grant of shares under the 2005 Plan shall for any reason expire or otherwise terminate, in whole or part, without having been exercised in full, the stock not acquired shall revert to and again become available for issuance under the 2005 Plan.

If stock awards are designated as qualified performance based compensation, the maximum number of shares that may be granted to any individual pursuant to these stock awards for any performance period is 100,000 shares. See “Qualified Performance-Based Compensation” below.

These limits will be adjusted by the Compensation Committee for stock splits, stock dividends, recapitalizations, merger or reorganization in which Inspire is the surviving corporation, a reclassification or change in the par value of Inspire’s stock, or other similar transactions affecting Inspire’s stock. Shares used to make grants may be issued directly by Inspire or purchased on the open market and then transferred to participants by Inspire.

Types of Grants Available Under the 2005 Plan

The following types of grants are available under the 2005 Plan:

•	Incentive stock options;

•	Nonqualified stock options;

•	Stock appreciation rights; and

•	Stock awards.

Stock Options

The 2005 Plan provides for the award of incentive stock options and nonqualified stock options, which provide the option holder with the right to purchase shares of common stock at a specified exercise price during a specified period of time.

Nonqualified stock options may be awarded to anyone eligible to participate in the 2005 Plan. Only Inspire employees or the employees of any subsidiaries are eligible to receive incentive stock options. Under the 2005 Plan, the exercise price of nonqualified and incentive stock options must be equal to or greater than the fair market value of a share of Inspire’s stock on the date of grant.

Only $100,000 of any incentive stock options (based on the fair market value of the stock on the date(s) of grant) may first become exercisable by an employee during any calendar year. In other words, the aggregate amount of all incentive stock options granted under all of Inspire’s plans that first become exercisable by an employee in any calendar year may not exceed $100,000. Any options that exceed this limit must be nonqualified stock options. In addition, if an employee who receives an incentive stock option owns more than 10% of the voting power of Inspire stock or the stock of a subsidiary, the exercise price must be at least equal to 110% of the fair market value of Inspire’s stock on the date of grant, and the option term may not be longer than five years.

Option Terms.

Each grant under the 2005 Plan will be accompanied by a grant instrument. The grant instrument will describe the type and number of grants that the option holder has been awarded and the terms and restrictions applicable to the grant. The grant instrument for an option will describe when the option will become exercisable. Attached to this report is a form of Incentive Stock Option Grant Agreement, a form of Nonqualified Stock Option Grant Agreement and a form of Director’s Nonqualified Stock Option Gant Agreement.

Exercise of Options.

The exercise term of each option will be determined by the Compensation Committee and set forth in the applicable grant instrument. The term of an option may not exceed seven years; provided, however, if an option holder owns more than 10% of the voting power of Inspire’s stock or the stock of a subsidiary, an incentive stock option may not have a term that exceeds five years from the date of grant. The form of Director’s Nonqualified Stock Option Grant Agreement provides for an option term of seven years. The Compensation Committee may accelerate the exercisability of options awarded under the 2005 Plan at any time for any reason.

An option holder may pay the exercise price, as specified in the applicable grant instrument (i) in cash, (ii) through a broker by having a broker sell the stock simultaneously with the exercise of the option, or (iii) by such other method of payment as the Compensation Committee may approve.

Termination.

Unless the Compensation Committee determines otherwise or an option expires by its terms within a shorter period, if an option holder ceases to be employed by, or provide service to, Inspire for any reason other than death, disability or termination for misconduct, the option holder will have 90 days from the date of termination to exercise any vested options. If an option holder is terminated for misconduct, the option holder will have 30 days from the date of termination to exercise any vested options. Unless the Compensation Committee determines otherwise or an option expires by its terms within a shorter period, if an option holder ceases to be employed by, or provide services to, Inspire on account of (i) disability, or (ii) death (during the term of service or within 90 days thereafter for reasons other than termination for misconduct), the option holder will have one year from the termination date to exercise any vested options. If an option holder dies while employed by, or providing services to, Inspire, all of the unexercised outstanding options of the person shall become immediately exercisable. Unless the Compensation Committee determines otherwise, all options that have not become exercisable on the date on which an option holder ceases to be employed by, or provide service to, Inspire will terminate. To the extent a company sponsored plan, policy or agreement provides for a longer exercise period, that exercise period shall apply in lieu of the exercise periods summarized in this paragraph.

The form of Director’s Nonqualified Stock Option Grant Agreement provides that the exercise period will end immediately upon each of the following actions by the grantee: (i) the date of the breach of any covenant or representation with Inspire, (ii) the date of illegal or improper conduct that injures or impairs the reputation of Inspire, involves the misappropriation of funds or the misuse of information acquired in connection with services for Inspire, or violates any other policy of Inspire, and (iii) termination of consulting or director relationship in violation of an agreement or of an involuntary nature as a result of illegal or improper conduct.

Stock Appreciation Rights (SARs)

SARs give the recipient the right to receive the appreciation in the value of Inspire’s stock over a specified period of time. SARs which may be settled in shares of Inspire’s stock shall be counted in full against the number of shares available for award under the 2005 Plan, regardless of the number of shares of stock issued upon the exercise and settlement of the SAR. The Compensation Committee may grant SARs separately or in tandem with any option. Tandem SARs may be granted either at the time the option is granted or at any time while the option remains outstanding; however, with respect to incentive stock options, tandem SARs may be granted only at the time of grant. When an option is exercised, any SARs relating to the stock covered by such option will terminate. When a tandem SAR is exercised, the related option will terminate to the extent of an equal number of shares of Inspire’s stock.

Value.

When a SAR is exercised, the holder will receive an amount of stock equal to the amount by which the fair market value of the underlying stock on the date of exercise exceeds the base amount of the SAR. Unless the Compensation Committee determines otherwise, the base amount of each SAR will be equal to the per share exercise price of the related option, or, if there is no related option, the fair market value of a share of Inspire’s stock as of the date of grant of the SAR.

Terms.

SARs are exercisable and are subject to vesting and other restrictions as specified in the applicable grant instrument. A form of Stock Appreciation Right Grant Agreement is attached to this report. The Compensation Committee may accelerate the exercisability of all or any outstanding SARs at any time for any reason.

Termination.

Unless the Compensation Committee determines otherwise or a SAR expires by its terms within a shorter period, SARs will terminate on the same terms as discussed above with respect to options.

Certain Corporate Transactions.

The form of Director’s Nonqualified Stock Option Grant Agreement provides that in the event of a consolidation or merger of Inspire, the sale of substantially all of the assets, or a reorganization or liquidation, the grantee shall be entitled to receive upon exercise of the option, the same securities or property as the grantee would have been entitled to receive upon the occurrence of such event if he or she had been, immediately prior to such event, the owner of the number of shares of Inspire’s stock. In lieu of the foregoing, however, the Board of Directors may provide that the option shall expire as of the earlier of the end of the exercise period or the date specified in such notice which may not be less than 20 days after the date of such notice.

Stock Awards

Stock awards are grants of Inspire’s stock that are subject to restrictions or no restrictions, as set forth in the grant instrument. A form of Stock Award Grant Agreement is attached to this report. The Compensation Committee will determine whether stock awards will be granted, the type of award (including without limitation, stock grants and restricted stock units), the number of shares that will be awarded, any restrictions applicable to the stock awards and when and how the restrictions will lapse. Until the restrictions lapse, stock awards cannot be sold, assigned, transferred, pledged or otherwise disposed of. Unless the Compensation Committee determines otherwise, if employment or service terminates while stock awards are subject to restrictions, any shares whose restrictions have not yet lapsed will be forfeited and returned to Inspire.

Qualified Performance-Based Compensation.

The Compensation Committee may determine that stock awards will be granted as qualified performance-based compensation for tax purposes. The Internal Revenue Code limits a company’s ability to deduct compensation for each of its five highest paid executives in excess of $1 million per year. The Internal Revenue Code provides an exception to this limit if the compensation is designated as qualified performance-based compensation. If the Compensation Committee grants stock awards that are intended to be qualified performance-based compensation, Inspire must meet specified performance goals, designated by the Compensation Committee, in order for the qualified performance-based compensation to be payable.

The Compensation Committee will establish the performance goals for qualified performance-based compensation, the performance period during which the goals must be met, the threshold, target and maximum amounts that may be paid if the performance goals are met, and any other conditions deemed appropriate and consistent with the 2005 Plan and legal requirements. The Compensation Committee will establish the performance goals for qualified performance-based compensation in writing at the beginning of the performance period, or during a period that is no later than the earlier of either 90 days after the beginning of the performance period, or the date on which 25% of the performance period has been completed, or such other date that is permitted under the Internal Revenue Code.

The performance goals will be based on objective criteria such as stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures.

The performance goal results will be announced for each performance period immediately following the announcement of the financial results for the performance period. If the performance goals for a performance period are not met, the grants subject to the performance goals will be forfeited.

Change in Control

If a change in control (as defined in the 2005 Plan) occurs, unless Inspire determines otherwise, (i) all outstanding options and SARs shall automatically accelerate and become fully exercisable, and (ii) the restrictions and conditions on all outstanding stock awards shall immediately lapse. In addition, if a change in control (as defined in the 2005 Plan) occurs and Inspire is not the surviving corporation or it survives only as a subsidiary of another corporation, each participant shall have 30 days to elect one of the following methods of treating outstanding awards: (i) all outstanding grants that are not exercised and all outstanding awards will be assumed by the surviving corporation or replaced with comparable grants or awards; or (ii) outstanding grants and awards will be surrendered in exchange for payment of cash or stock in an amount by which the fair market value of the underlying stock exceeds the exercise price of the award or the fair market value of the stock.

The form of Director’s Nonqualified Stock Option Grant Agreement provides that the option shall vest and become immediately exercisable if there is a change in control and the grantee will cease to serve as a director of Inspire as a result of such change in control. Under the form of Director’s Nonqualified Stock Option Grant Agreement, a change of control means: (i) a dissolution or liquidation of Inspire; (ii) a sale of substantially all of the assets; (iii) a merger or consolidation in which Inspire is not the surviving corporation and in which beneficial ownership of at least 50% of the combined voting power entitled to vote in the election of directors has changed; (iv) a reverse merger in which Inspire is the surviving corporation but the shares of the common stock outstanding immediately before the merger are converted into other property and in which beneficial ownership of securities representing at least 50% of the combined voting power entitled to vote in the election of directors has changed; or (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (or successor provisions) resulting in a change of the beneficial ownership of securities of Inspire representing at least 50% of the combined voting power entitled to vote in the election of directors.

Transferability

Generally, grants will not be transferable except upon death. Grants may only be exercised during the lifetime of the recipient and may not be transferred except by will, through the laws of descent and distribution or, in the case of grants other than incentive stock options, pursuant to a domestic relations order, if permitted by the Compensation Committee. However, the Compensation Committee may permit the transfer of nonqualified stock options to family members or a trust or other entity established for the benefit of family members.

The form of Director’s Nonqualified Stock Option Grant Agreement provides that (i) the grantee may make a lifetime transfer of the option to various close relatives and a trust or foundation in which such relatives have at least a 50% beneficial or voting interest, as applicable, (ii) no consideration may be given for any transfer of the option by the grantee, and (iii) a transfer may only be made to the extent that it does not violate any rules and conditions imposed by the Board of Directors.

Amendment

The 2005 Plan may be amended by the Board of Directors at any time. However, the stockholders must approve any amendment for which stockholder approval is required under applicable provisions of the Internal Revenue Code or under applicable exchange requirements.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Alan F. Holmer

On June 13, 2005, Inspire issued a press release, attached hereto and made a part hereof, announcing the election of Alan F. Holmer to Inspire’s Board of Directors on June 10, 2005. He will serve as a member of Inspire’s Corporate Governance and Compensation Committees.

Christy L. Shaffer

At the Annual Meeting of the Board of Directors held on June 10, 2005, Christy L. Shaffer, Inspire’s Chief Executive Officer, was also elected to the office of President, commencing July 1, 2005, following the previously announced departure of Gregory J. Mossinghoff from such position on June 30th. She was elected to hold the offices of Chief Executive Officer and President until the 2006 annual meeting of directors and until her successor(s) are elected and qualified. Dr. Shaffer will not receive any additional compensation for service as President of Inspire.

Christy L. Shaffer, Ph.D., has served as Inspire’s Chief Executive Officer and as a director since January 1999 and previously served as President, as well as CEO, from January 1999 through June 2002. Dr. Shaffer joined Inspire in June 1995 as the first full-time employee, Director, Clinical Operations. She was promoted to Senior Director, Development in June 1996 and to Vice President, Development and Chief Operating Officer in January 1998. Dr. Shaffer has over 15 years of experience in drug development within the pharmaceutical industry. She previously served in a variety of positions in the clinical research division of Burroughs Wellcome Co. including International Project Leader for cardiopulmonary programs. She served as the Associate Director of pulmonary research in the department of pulmonary/critical care medicine at Burroughs Wellcome immediately prior to joining Inspire in June 1995. Dr. Shaffer coordinated several IND submissions and one NDA submission at Burroughs Wellcome. Dr. Shaffer received a Ph.D. in pharmacology from the University of Tennessee and completed two years of postdoctoral training in cardiovascular research in the Biochemistry Department at the Chicago Medical School before her one year postdoctoral appointment at University of North Carolina.

As previously reported, on January 31, 2005, Inspire entered into amended and restated change in control agreements with various executive officers, including Dr. Shaffer. Dr. Shaffer’s agreement is effective as of March 29, 2004, the date of the prior change in control agreement. The agreement provides that upon Dr. Shaffer’s termination of employment following a change in control, unless such termination is for “cause,” because of death or disability or by Dr. Shaffer without “good reason,” within 24 months following such change in control, Dr. Shaffer will be entitled to a lump sum payment equal to a multiple of the sum of (i) the highest annual base salary received by Dr. Shaffer in any of the three most recently completed fiscal years prior to the change in control and (ii) the higher of the highest annual bonus received by Dr. Shaffer in any of the three most recently completed fiscal years preceding the date of Dr. Shaffer’s termination, the three most recent completed fiscal years preceding the change in control, or the maximum of the bonus opportunity range for Dr. Shaffer immediately prior to the date of termination. The multiple used to determine the amount of the lump sum payment is three for Dr. Shaffer.

Dr. Shaffer will also be entitled to a continuation of life, disability, accident and health insurance and other substantially similar benefits after termination of employment for three years. Following a change in control, Inspire shall provide Dr. Shaffer with outplacement services for a period of one year commencing on the date the outplacement services are first used, provided that such first use must occur during the three year benefits period outlined above for Dr. Shaffer.

In addition, following a change in control, during any period that Dr. Shaffer fails to perform her full-time duties as a result of incapacity due to physical or mental illness, Inspire will pay Dr. Shaffer’s full salary at the rate in effect at the commencement of any such period, together with all compensation and benefits under the terms of any compensation or benefit plan, program or arrangement maintained by Inspire during such period, until Dr. Shaffer’s employment is terminated for disability. If Dr. Shaffer’s employment is terminated for any reason following a change in control, Inspire will pay Dr. Shaffer’s full salary through the date of termination at the rate in effect immediately prior to the change in control or at the time the notice of termination is given, whichever is greater, together with all compensation and benefits to which Dr. Shaffer is entitled in respect of all periods preceding the date of termination under Inspire’s compensation and benefit plans, programs or arrangements. If Dr. Shaffer’s employment is terminated for any reason following a change in control, Inspire will pay Dr. Shaffer’s normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, Inspire’s retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the change in control or, if more favorable to Dr. Shaffer, as in effect immediately prior to the date of termination.

Upon a change in control, all unvested options held by Dr. Shaffer shall vest and become exercisable immediately prior to the change in control and will be exercisable for a period ending on the later of (i) the fifth anniversary of such change in control or (ii) the last date that such option would otherwise be exercisable under the terms of the option agreement or the plan pursuant to which such option was granted; provided, however, that in no event shall any option be exercisable after the expiration of the original term of the option. In addition to the vesting of options, upon a change in control, all unearned performance-based awards, if any, held by the officer, shall be deemed to have been earned to the maximum extent permitted for any performance period not then completed and all unvested stock awards shall immediately vest and the restrictions on all shares subject to restriction shall lapse. The agreements also provide that Dr. Shaffer is entitled to receive an additional gross-up payment in an amount such that after payment by the officer of all taxes, including income and excise taxes imposed on the gross-up payment, Dr. Shaffer retains an amount of the gross-up payment equal to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, together with any interest or penalties.

Under the agreement, “change in control” generally is defined as the determination by the Board of Directors, made by a majority vote, that a change in control has or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the current owners maintain more than a 50% interest in the resultant entity. Regardless of the Board’s vote or whether or not the Board votes, a change in control will be deemed to have occurred if: (i) any person becomes the beneficial owner of more than 35% of the combined voting power of Inspire’s then outstanding securities; (ii) the stockholders approve: (A) a plan of complete liquidation; (B) an agreement for the sale or disposition of all or substantially all of Inspire’s assets; or (C) a merger, consolidation or reorganization of Inspire with or involving any other company meeting certain requirements. However, in no event shall a change in control be deemed to have occurred, with respect to Dr. Shaffer, if Dr. Shaffer is part of a purchasing group which consummates the change in control transaction.

As previously reported, on March 15, 2004, Dr. Shaffer was granted a 10-year option to purchase 35,000 shares of Inspire’s common stock. The option was granted pursuant to Inspire’s Amended and Restated 1995 Stock Plan, as amended. The shares underlying the options are exercisable at an exercise price of $12.80, which is equal to the fair market value on the date of the grant. The option is exercisable as to one-quarter (1/4) of the shares underlying the option at any time after March 15, 2005 and as to one-forty-eighth (1/48) of the shares each month for 36 months thereafter.

As previously reported, on September 28, 2004, Dr. Shaffer was granted a 10-year option to purchase 35,000 shares of Inspire’s common stock. The option was granted pursuant to Inspire’s Amended and Restated 1995 Stock Plan, as amended. The shares underlying the option are exercisable at an exercise price of $15.65, which is equal to the fair market value on the date of the grant. The option is exercisable as to one-quarter (1/4) of the shares underlying the option at any time after September 28, 2005 and as to one-forty-eighth (1/48) of the shares each month for 36 months thereafter.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

No.	Description
10.1	Inspire Pharmaceuticals, Inc. 2005 Equity Compensation Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 21, 2005)

10.2	Form of Incentive Stock Option Grant Agreement

10.3	Form of Nonqualified Stock Option Grant Agreement

10.4	Form of Director’s Nonqualified Stock Option Grant Agreement

10.5	Form of Stock Appreciation Right Grant Agreement

10.6	Form of Stock Award Grant Agreement

99.1	Press Release, dated June 13, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Christy L. Shaffer
Christy L. Shaffer,
Chief Executive Officer

Dated: June 16, 2005

EXHIBIT INDEX

No.	Description
10.1	Inspire Pharmaceuticals, Inc. 2005 Equity Compensation Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 21, 2005)

10.2	Form of Incentive Stock Option Grant Agreement

10.3	Form of Nonqualified Stock Option Grant Agreement

10.4	Form of Director’s Nonqualified Stock Option Grant Agreement

10.5	Form of Stock Appreciation Right Grant Agreement

10.6	Form of Stock Award Grant Agreement

99.1	Press Release, dated June 13, 2005